UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):            September 19, 2012

AMREP CORPORATION
(Exact name of Registrant as specified in its charter)

Oklahoma	1-4702	59-0936128
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

300 Alexander Park, Suite 204, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (609) 716-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 19, 2012, the Board of Directors amended Section 7 of Article III of the Company’s By-Laws to provide that the presence of a majority of the entire Board of Directors is necessary to constitute a quorum at meetings of the Board.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Shareholders of the Company was held on September 19, 2012.

At the meeting, shareholders holding an aggregate of 4,515,277 shares of Common Stock, par value $.10, of the Company out of a total of 5,996,212 shares outstanding and entitled to vote, were present in person or represented by proxy.

At the meeting, the following named persons were reelected directors of the Company in Class I by the final votes set forth opposite their names, to hold office until the 2015 Annual Meeting of Shareholders and until their successors are elected and qualified:

Name	Votes For	Votes Withheld
Edward B. Cloues, II	4,476,583	38,694
Jonathan B. Weller	4,476,833	38,444

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description
3(a)	Amendment of Section 7 of Article III of the By-Laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMREP CORPORATION
(Registrant)

By: /s/ Peter M. Pizza
Peter M. Pizza
Vice President and
Chief Financial Officer

Date:  September 20, 2012

EXHIBIT INDEX

Exhibit No.	Description
3(a)	Amendment of Section 7 of Article III of the By-Laws.